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EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING

FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos.
333-230843, 333-225350, 333-188993, 333-188990, 333-176511, and 333-256538) of The Cato
Corporation of our report dated March 23, 2023 relating to the financial statements,

financial statement
schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-
K.
/s/ PricewaterhouseCoopers LLP
Charlotte, North Carolina
March 23, 2023